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                                                                    Exhibit 99.3

                      CORPORACION DURANGO, S.A., DE C.V.

 Offer to Exchange 13 1/8% Senior Notes Due 2006 and   % Senior Notes due 2008
                     of Corporacion Durango, S.A. de C.V.
                          For Any and All Outstanding
                12 5/8% Notes Due 2003 (CUSIP No. 40050MAA4) of
                    Grupo Industrial Durango, S.A. de C.V.
                 (US$250,000,000 Principal Amount Outstanding)
       and Solicitation of Consents with respect to Indenture Amendments


   THE EXPIRATION DATE OF THE EXCHANGE OFFER IS 5:00 P.M., NEW YORK CITY
 TIME, ON          , 2001, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME
 MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF GID NOTES (AS DEFINED BELOW) IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO
              , 2001, BUT NOT THEREAFTER. THE COMPANY RESERVES THE RIGHT TO EXTEND THE EXCHANGE OFFER AT ANY TIME SUBJECT TO COMPLIANCE WITH APPLICABLE LAW.

   CONSENTS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE LATER TO OCCUR OF (I)
 5:00 P.M., NEW YORK CITY TIME, ON                , 2001, BY MAKING A VALID
 WITHDRAWAL OF THE RELATED TENDERED GID NOTES (SUCH TIME AND DATE, THE "CONSENT DATE") OR (II) THE TIME AND DATE THAT THE COMPANY HAS RECEIVED CONSENTS TO THE PROPOSED AMENDMENTS FROM THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING AMOUNT OF THE GID NOTES THEN OUTSTANDING. A WITHDRAWAL OF TENDERED GID NOTES AFTER THE CONSENT DATE WILL NOT CONSTITUTE A WITHDRAWAL OF A CONSENT.


                                                                         , 2001

To Our Clients:

  Enclosed for your consideration are a prospectus and consent solicitation,
dated       , 2001 (the "Prospectus") and a related consent and letter of transmittal (the "Consent and Letter of Transmittal") relating to the (i) offer (the "Exchange Offer") by Corporacion Durango, S.A. de C.V., a company organized under the laws of the United Mexican States (the "Company"), to
exchange US$         in principal amount of its 13 1/8% Senior Notes due 2006
(the "2006 Notes") and its    % Senior Notes due 2008 (the "2008 Notes" and,
together with the "2006 Notes", the "Exchange Notes") for US$1,000 in principal amount of the 12 5/8% Notes due 2003 (the "GID Notes") of Grupo Industrial Durango, S.A. de C.V. ("GID") issued under an indenture (the "Indenture") dated as of July 25, 1996 between GID and The Chase Manhattan Bank, as Trustee, and (ii) the solicitation for consents (the "Consents") from the holders of the GID Notes to certain proposed amendments to the Indenture, in each case, on the terms and subject to the conditions set forth in the Prospectus and Consent and Letter of Transmittal. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Consent and Letter of Transmittal.

  The materials relating to the Exchange Offer are being forwarded to you as the beneficial owner of GID Notes carried by us for your account or benefit but not registered in your name. A tender of any GID Notes and delivery of the related consents with respect to any GID Notes may only be made by us as the registered holder and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender, and subsequently deliver consents with respect to, any or all of the GID Notes held by us for your account. We urge you to read carefully the Prospectus and the Consent and Letter of Transmittal before instructing us to tender your GID Notes and to provide the related consents with respect to such GID Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender GID Notes and provide the related Consents on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire on the Expiration Date. If you wish to receive the Consent Payment, we must receive your instruction well in advance of the Consent Date in order to allow us sufficient time to tender the GID Notes on your behalf prior to the Consent Date.

  Your attention is directed to the following:

    1. The Company is offering to issue its Exchange Notes in exchange for your Grupo Industrial Durango notes, or GID notes, at the exchange rate of
  US$      in principal amount of Exchange Notes, for US$1,000 in principal amount of GID Notes. In addition, if the Company receives your Consent prior to the Consent Date, the Company will pay you a Consent Payment (as defined below) equal to US$30 per US$1,000 principal amount of GID Notes payable as described below.

    2. You may select the form of consideration that you will receive for your GID Notes from the following two options, subject to the limitations described below:

      . new 13 1/8% Senior Notes due 2006; and

      . new   % Senior Notes due 2008.

  The Company is offering to exchange up to a maximum amount of US$50 million in aggregate principal amount of GID Notes for 2006 Notes and US$200 million in aggregate principal amount of GID Notes for 2008 Notes.


    3. You do not have to choose the same option for all the GID Notes that you tender. You do not have to tender all of your GID Notes to participate in this Exchange Offer.

    4. GID Notes may only be tendered in multiples of US$1,000. Any fractional principal amount of Exchange Notes which a registered holder is entitled to receive in the Exchange Offer will be paid in cash.

    5. The 2006 Notes will be treated as a single class with the Company's US$180.0 million of Senior Notes due 2006 that the Company issued in February 2001 and will be issued under the same indenture. The CUSIP number of the 2006 Notes is 21986MAA3. The 2008 Notes will be issued under an indenture to be entered into between the Company and The Chase Manhattan Bank as Trustee. A complete description of the Exchange Notes is set forth in the Prospectus under the caption "Description of the Exchange Notes".

    6. The Exchange Offer is for all GID Notes that are outstanding.

    7. Either of the Exchange Notes may be oversubscribed. Therefore, you may receive in the Exchange Offer a different type of Exchange Note than that for which you tendered, for a portion of the GID Notes that you tendered. The Company will not determine whether either of the Exchange Notes are oversubscribed until after the Exchange Offer.

    8. The Company will pay accrued interest on all GID Notes accepted in the Exchange Offer from the last interest payment date through, but not including, the settlement date, which is expected to be August 1, 2001.

    9. Holders who desire to tender their GID Notes pursuant to the Exchange Offer are required to consent to the proposed amendments to the GID Indenture.

    10. Holders who desire to tender their GID Notes pursuant to the Exchange Offer and receive the Consent Payment are required to tender their GID Notes on or prior to the Consent Date. By tendering their GID Notes, holders will be deemed to have given their consent to the proposed amendment.

    11. Holders who tender GID Notes on or prior to the Consent Date will receive a payment in respect of their Consent to the proposed amendments to the GID Indenture in an amount equal to US$30 per US$1,000 principal amount of such Holder's GID Notes (the "Consent Payment") if all of the Closing Conditions (as defined in the below) are satisfied. The Company will pay the Consent Payment in cash to the extent that the Holder receives 2006 Notes or in additional 2008 Notes to the extent that the Holder receives 2008 Notes in the Exchange Offer.

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

    12. The Company's obligation to pay for tendered GID Notes and pay the Consent Payment is subject to certain conditions (the "Closing Conditions") set forth in the Prospectus under the caption, "The Exchange Offer-- Termination and Conditions" including, among other things, (i) the receipt of consents from holders of at least a majority of the outstanding principal amount of GID Notes in this Exchange Offer, (ii) completion of the Exchange Offer for at least 80% of the outstanding principal amount of GID Notes, and (iii) the absence of certain other events.

    13. Any transfer taxes incident to the transfer of GID Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Consent and Letter of Transmittal.

    14. The exchange of GID Notes for the Exchange Notes will be a taxable exchange for U.S. federal income tax purposes, but you should see the discussion in the Prospectus under the caption "United States Federal Income Taxation" for more information.

  If you wish to have us tender and deliver consents with respect to any or all of your GID Notes withheld by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. This accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender GID Notes held by us and registered in our name for your account or to deliver Consents.

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

                            LETTER OF INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer by the Company with respect to its 12 5/8% Notes due 2003.

  This will instruct you to tender and to deliver the undersigned's consents with respect to the principal amount at maturity of GID Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the related Consent and Letter of Transmittal.

                        12 5/8% Notes which are to be tendered and for
                          which consents to the proposed amendments
                                       are to be given:
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                                                                To be tendered and consents
                                                                           given
     Principal amount at maturity:            $                       ("Yes" or "No")*
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
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 Total Principal Tendered:                    $
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 *  Unless otherwise indicated, "yes" will be assumed. Holders who desire to tender their
    GID Notes pursuant to the Exchange Offer and receive the consent payment are required to provide consents to the proposed amendments with respect to such GID Notes tendered by such holders by the Consent Date.


Election as to Form of Consideration

  A.[_] Check this box if the undersigned wants to tender all of the
        undersigned's GID Notes in exchange for US$     principal amount of
        2006 Notes for each US$1,000 principal amount of GID Notes.

  B.[_] Check this box if the undersigned wants to tender all of the
        undersigned's GID Notes in exchange for US$     principal amount of
        2008 Notes for each US$1,000 principal amount of GID Notes.

  C.[_] Check this box, and complete the remainder of this section, if the undersigned holds more than US$1,000 in aggregate principal amount of GID Notes and wishes to make a mixed election as to form of consideration.

  $                  (1)  Indicate the principal amount of the undersigned's
                          GID Notes for which the undersigned elects to receive only 2006 Notes.

  $                  (2)  Indicate the principal amount of the undersigned's
                          GID Notes for which the undersigned elects to receive only 2008 Notes.

                        Indicate the total principal amount for which the undersigned is making this mixed election. (This amount is the total set forth above.)
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                               (PLEASE SIGN HERE)

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                                  Signature(s)

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                             Name(s) (Please Print)

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                                    Address

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                                    Zip Code

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                          Area Code and Telephone No.

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                   Tax Identification or Social Security No.

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                          My Account Number with You:

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                              Dated:        , 2001


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